MERCHANTS BANCSHARES, INC.

                               164 College St.
                          Burlington, Vermont 05401
                               (802) 658-3400

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To Be Held on April 21, 1998

      Notice is hereby given that the Annual Meeting of Shareholders of Merchants Bancshares, Inc., a Delaware corporation (the "Company"), will be held at the Ramada Inn & Conference Center, 1117 Williston Road, South Burlington, Vermont on Tuesday, April 21, 1998, at 10 a.m. for the following purposes:

      1. To elect five Directors of the Company, four of whom will serve for a three-year term, and one of whom will serve for a two-year term;

      2. To transact any other business which may properly come before the meeting or any adjournment thereof.

      The close of business on March 6, 1998 has been fixed as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. The Bylaws require that the holders of a majority in interest of all stock issued, outstanding and entitled to vote be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business.



                            By order of the Board of Directors


                            /s/ Raymond C. Pecor, Jr.  /s/ Joseph L. Boutin

                            Raymond C. Pecor, Jr.      Joseph L. Boutin
                            Chairman of the            President and
                            Board of Directors         Chief Executive Officer





Burlington, Vermont
March 20, 1998


                               PROXY STATEMENT
                         MERCHANTS BANCSHARES, INC.
                             164 College Street
                          Burlington Vermont 05401

                       ANNUAL MEETING OF SHAREHOLDERS
                               April 21, 1998

                             GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies to be used at the Annual Meeting of Shareholders of Merchants Bancshares, Inc. (the "Company") to be held on April 21, 1998 and at any adjournments thereof. Shareholders of record at the close of business on March 6, 1998 will be entitled to vote at the Annual Meeting. This Proxy Statement and the accompanying form of proxy are first being mailed or given to holders of common stock, par value $0.01 per share, of the Company (the "Common Stock") on or about March 20, 1998.

      Proxies in the form enclosed are solicited by the Board of Directors of the Company. Any such proxy, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions of the shareholder. If no instructions are given on the proxy, the proxy will be voted FOR the election, as directors of the Company, of the nominees named within. At present, management knows of no additional matters to be presented at the Annual Meeting, but if other matters are presented, the persons named in the proxy and acting thereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

      A proxy may be revoked at any time prior to its exercise (i) by submitting a written notice, addressed to Jennifer L. Varin, at the principal office of the Company, revoking such proxy, or (ii) in open meeting prior to the taking of a vote. Any shareholder of the Company entitled to vote at the Annual Meeting may attend the Annual Meeting and vote in person on any matter presented for a vote to the shareholders of the Company at the Annual Meeting, whether or not such shareholder has previously given a proxy.

      Solicitation of proxies will be made initially by mail. Proxies may also be solicited personally, by telephone or by facsimile transmission by the directors, officers and other employees of the Company or of the Company's bank subsidiary, the Merchants Bank (the "Bank"). The Company will bear all costs and expenses incurred in connection with this solicitation, including the cost of printing and mailing these proxy materials and the expenses, charges and fees of brokers, custodians, nominees and other fiduciaries who, at the request of the management of the Company, mail material to or otherwise communicate with the beneficial owners of the shares of Common Stock of the Company held of record by such brokers, custodians, nominees or other fiduciaries.

      Written notice of the results of the voting at the Annual Meeting or adjournments thereof will not be mailed to shareholders, but will be available upon request, without charge. The Company maintains its principal executive offices at 164 College Street, Burlington, Vermont 05401, and its telephone number is (802) 658-3400.

                              VOTING SECURITIES

      As of March 6, 1998, the record date for the Annual Meeting, there were 4,430,294 shares of Common Stock of the Company outstanding, with all of those shares entitled to vote at the Annual Meeting. Fractional shares are not entitled to be voted, but each full share of Common Stock of the Company entitles the holder thereof to one vote on all matters properly brought before the Annual Meeting. At present, the Common Stock is the only class of capital stock of the Company that is issued and outstanding.

      The following table provides information regarding persons or organizations known by the Company to be the beneficial owners of more than five percent (5.00%) of the outstanding shares of Common Stock of the Company as of March 6, 1998.

                                        Amount and Nature
                                          of Beneficial      Percent of     Notes of
      Name of Beneficial Owner            Ownership (1)        Class       Explanation
--------------------------------------------------------------------------------------

General Educational Fund Inc.                598,790           13.52%          (2)

Merchants Bank 401(k) Employee Stock
 Ownership Plan                              305,925            6.90%          (3)

Charles A. Davis                             276,896            6.25%          (4)

--------------------
<F1>  In accordance with Rule 13d-3 under the Securities Exchange Act of
      1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or to direct the voting of, or the power to dispose or to direct the disposition of, such shares.
      Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set opposite their respective names.
<F2>  The General Educational Fund, Inc., located at 164 College Street,
      Burlington, Vermont was established in perpetuity in 1918 for the purpose of providing financial assistance to full-time students attending institutions of higher education. The Board of Trustees of the General Educational Fund consists of the following individuals, who also serve the Company and/or the Bank in the capacities as indicated: Joseph L. Boutin, President, Chief Executive Officer and
      Director of the Company and the Bank, Michael R. Tuttle, Executive
      Vice President of the Bank and Geoffrey R. Hesslink, Vice President of
      the Bank. The number of shares indicated above does not include shares of Common Stock of the Company owned by the Trustees individually. See
      "Security Ownership of Certain Beneficial Owners and Management".
<F3>  While participants in the Bank's 401(k) Employee Stock Ownership Plan
      (the "401(k) Plan") have the right to designate how shares allocated to their respective accounts are to be voted, the Plan Administration
      Committee of the 401(k) Plan is authorized to vote the shares for which no such designation is made by participants.
<F4>  Includes (i) 4,296 shares held in trust for Mr. Davis' two minor sons;
      (ii) 1,094 shares held directly by Mr. Davis' two minor sons; (iii)
      10,525 shares held by Mr. Davis as trustee of the Charles and Marna
      Davis Foundation and (iv) 9,776 shares owned by Mr. Davis' wife, Marna
      Davis. See "Continuing Directors" for Mr. Davis' biography.

                            ELECTION OF DIRECTORS
                             (Proposal Number 1)

      The By-laws of the Company stipulate that the business and affairs of the Company shall be managed by a Board of Directors, which shall consist of not less than nine nor more than twenty-one individuals divided into three classes as nearly equal in size as possible.

      At a meeting held on January 21, 1998, the Board of Directors of the Company unanimously voted to fix the number of directors at ten, and to introduce for adoption at the Annual Meeting the following resolution:

RESOLVED:   That Jeffrey L. Davis, Michael G. Furlong, Raymond C. Pecor, Jr.
            and Patrick S. Robins be elected to serve as Class II directors of Merchants Bancshares, Inc., each for a three year term expiring on the date of the Annual Meeting of Shareholders in 2001, or until their successors are duly elected and qualified in accordance with the By-laws of the Company. That Joseph L.
            Boutin be elected to serve as a Class I director of Merchants
            Bancshares, Inc. for a two year term expiring on the date of the Annual Meeting of Shareholders in 2000, or until his successor is duly elected and qualified in accordance with the By-Laws of the Company.

Nominees for Directors of the Company

      The following table sets forth the names and addresses of the five nominees for Director of the Company, their principal occupations, ages and periods of service as directors of the Company. Information regarding their ownership of shares of Common Stock of the Company as of March 6, 1998 may be found at "Security Ownership of Certain Beneficial Owners and Management". The Class II Nominees have each been nominated for a three-year term expiring in the year 2001. The Class I nominee has been nominated for a two-year term expiring in the year 2000. The Board has moved Joseph L. Boutin to Class I to more evenly divide membership in the classes, in accordance with the by-laws of the Company.

                                                                                              Director of
                                                               Principal                        Company
      Class            Name             Age                    Occupation                        Since
      ---------------------------------------------------------------------------------------------------

        I      Joseph L. Boutin         50     President & CEO of the Company and the Bank       1994

       II      Jeffrey L. Davis         45     President-J.L. Davis, Inc. Burlington, VT         1993

       II      Michael G. Furlong       47     Attorney-Sheehey Brue Gray & Furlong P.C.         1991
                                               Burlington, VT

       II      Raymond C. Pecor, Jr.    58     Chairman-Lake Champlain Transportation Co.        1984
                                               Burlington, VT

       II      Patrick S. Robins        59     Treasurer-SymQuest Group, Inc.                    1984
                                               South Burlington, VT

      The following biographical information is provided for the five nominees as indicated above:

Joseph L. Boutin

      Joseph L. Boutin is currently President and Chief Executive Officer of the Company and the Bank. He was appointed by the Board of Directors as a director of the Company and Bank on October 24, 1994. He was formerly associated with The Howard Bank, a subsidiary of Banknorth Group, Inc., for twenty-five years, and served as President of The Howard Bank from 1989 until 1994. Mr. Boutin is currently a director of the Vermont Student Assistance Corporation and a member and former Chairman of the Communications Council of the American Bankers Association.

Jeffrey L. Davis

      Jeffrey L. Davis has served as a director of the Company and Bank since 1993. He is President of J.L. Davis, Inc. a Burlington, VT based construction and development firm. He is a trustee of Merchants Trust Company and is currently serving as President of the Vermont Special Olympics.

Michael G. Furlong

      Michael G. Furlong has served as a director of the Company and Bank since 1991. He is a member of the Burlington, Vermont law firm of Sheehey Brue Gray & Furlong, P.C. He is President of the Chittenden County Bar Association. He is a trustee of Merchants Trust Company, a director of Wake Robin Corporation and several other Vermont non-profit organizations. Mr. Furlong is a graduate of Middlebury College and Cornell Law School.

Raymond C. Pecor

      Raymond C. Pecor, Jr. has served as Chairman of the Board of Directors of the Company since July 1996 and has been a director of the Company since 1984 and a director of the Bank since 1978. He is Chairman of the Lake Champlain Transportation Company, and has entrepreneurial interests in other companies and developments, including the Lake Champlain CATV and the Jericho-Richmond CATV. He is a trustee of Merchants Trust Company and a director of Champlain College, Burlington, Vermont.

Patrick S. Robins

      Patrick S. Robins has served as a director of the Company since 1984 and a director of the Bank since 1974. He is Treasurer of SymQuest Group, Inc., a company specializing in computer education and services and facsimile and copier machine services. He is a trustee of Merchants Trust Company, a director of Lake Champlain Transportation Company and a trustee of St. Michael's College.

      If at the time of the Annual Meeting any of the nominees should be unable to serve or should decline to serve, the discretionary authority provided in the proxies may be exercised to vote for a substitute or substitutes, who would be designated by the Board of Directors of the Company, and would be elected to the same class or classes as the nominees for whom they are substituted. Neither the Bylaws of the Company nor applicable law restrict the nomination of other individuals to serve as directors, and any shareholder present at the Annual Meeting may nominate another candidate.

      An affirmative vote of a majority of the shares of Common Stock of the Company represented in person or by proxy at the Annual Meeting is necessary for the election of the individuals named above. There is no cumulative voting in elections of directors of the Company. Unless otherwise specified, proxies will be voted in favor of the nominated individuals.

      The Board of Directors of the Company recommends that the stockholders vote "FOR" the election of the nominees listed above.

Continuing Directors

      The following table sets forth certain information about those Directors of the Company whose terms of office do not expire at the Annual Meeting and who consequently are not nominees for re-election at the Annual Meeting.

                                                                                          Director of      Term of
                                                              Principal                     Company      Office will
      Class             Name             Age                Occupation(1)                    Since         Expire
      --------------------------------------------------------------------------------------------------------------

       III     Benjamin F. Schweyer      72     Retired, formerly an Attorney, Latham,       1984           1999
                                                Eastman, Schweyer & Tetzlaff, P.C.
                                                Burlington, VT

       III     Leo O'Brien, Jr.          67     Partner, Vice President, O'Brien             1984           1999
                                                Brothers Agency, Inc.
                                                South Burlington, VT

       III     Robert A. Skiff, Ph.D.    56     Headmaster, Vermont Commons School           1984           1999
                                                Burlington, VT(1)

        I      Charles A. Davis          49     Senior Director, Goldman Sachs & Co.         1985           2000
                                                New York, NY(2)

        I      Peter A. Bouyea           50     Consultant to the Baking Industry            1994           2000
                                                South Burlington, VT(3)

--------------------
<F1>  Dr. Skiff has been Headmaster of the Vermont Commons School in
      Burlington, Vermont since July 1996. Prior to such time, Dr. Skiff was the University of Vermont's Presidential Fellow for Economic
      Development.
<F2>  Prior to being named a Senior Director of Goldman Sachs & Co. Mr.
      Davis was a partner at Goldman Sachs & Co.
<F3>  Mr. Bouyea has been a consultant to the baking industry since December
      1994. Prior to that time, he was President of Bouyea-Fassetts, Inc., a wholly owned indirect subsidiary of Philip Morris, Inc.

      Except as indicated above, each Director has been employed during the past five years in his respective position.

Bank Directors

      All of the above-named Directors of the Company are also Directors of the Bank. In addition to the above-named Directors, Lorilee A. Lawton and Carole A. Ziter are also Directors of the Bank. Ms. Lawton, who is 50 years old, is a majority owner of Red Hed Supply, Inc., a wholesaler of underground pipeline materials, located in Burlington, Vermont. Ms. Ziter, who is 55 years old, is President of Sweet Energy, a mail order food company, located in Burlington, Vermont. Shareholders of the Company will not be voting on directors of the Bank.

Other Information About the Board and its Committees

Attendance of Directors

      During 1997, five meetings of the Board of Directors of the Company (the "Company Board") were held. The following Directors of the Company attended fewer than seventy-five percent of the meetings of the Company
Board: Benjamin F. Schweyer.

Compensation of Directors

      During 1997, Directors of the Company were paid a quarterly retainer of $1,000. In addition, Directors received an attendance fee for every meeting attended of $500, unless the Company Board meeting was held simultaneously with a regular meeting of the Board of Directors of the Bank (the "Bank Board"), in which case the fee was $250.

      During 1997, all Bank directors, who were not also officers of the Bank, were paid a $4,000 annual retainer, payable in quarterly installments, plus $500 for each Bank Board meeting attended. Committee members were paid $250 for each committee meeting attended, unless the Committee meeting was held simultaneously with a regular meeting of the Board of Directors of the Bank (the "Bank Board"), in which case the fee was $125.

      The Shareholders and Board of Directors of the Company and the Board of Directors of the Bank voted at their meetings on April 29, 1997, February 20, 1997 and January 21, 1997, respectively, to adopt the Merchants Bancshares, Inc. 1996 Compensation Plan for Non-Employee Directors. The plan permits non-employee directors of both the Company and the Bank to defer receipt of their annual retainer and meeting fees by receiving those fees in the form of restricted shares of the Common Stock of the Company. If a participating Director elects to have all or a specified percentage of his or her compensation for a given year deferred in Common Stock then the Director shall be credited with a number of shares of the Company's stock equal in value to up to 125% of the amount deferred. The additional 25% reflects a "risk premium", reflecting the Director's commitment to the value of the Company's stock over the deferral period, as well as the risk of forfeiture under certain circumstances.

      Until July 1, 1997, Directors of the Bank were entitled to defer a portion of their compensation into a Deferred Compensation Plan for Directors known as the "Floating Growth (savings)" program. The Board of Directors of the Bank voted at their meeting on February 20, 1997 to amend the Plan to provide that no additional compensation may be deferred into the Floating Growth (savings) program after July 1st, 1997. Benefits accrue based on a monthly allowance for interest at a rate that is fixed from time to time in the discretion of the Bank Board. There are currently three participants in the savings program, one of whom is a current director. The benefits under the Floating Growth (savings) program are generally payable starting on the January 2 following a participant's 65th birthday or earlier death, and will be distributed to the participant (or upon the participant's death, to the participant's designated beneficiary) in accordance with the plan.

Committees Of The Boards Of Directors

      The Bank Board has designated the following committees, both of which also serve as the committees of the Company Board: an Audit Committee and a Compensation Committee. Additionally, the Company has designated a Shareholder Value Committee. The composition and objectives of these committees are as described below.

Audit Committee:

      The primary function of the Audit Committee is to promote quality and reliable financial reporting and adequate and effective internal controls for the Company and its subsidiaries. The Committee is responsible for establishing and maintaining adequate, independent and objective internal and external audit and loan review functions and promoting the effective identification and management of risks throughout the organization.

      During 1997, five meetings of the Audit Committee were held. The Committee consisted of Robert A. Skiff, Peter A. Bouyea, Jeffrey L. Davis, Lorilee A. Lawton and Benjamin F. Schweyer.

Compensation Committee:

      The Compensation Committee is responsible for establishing the compensation of the Company's and the Bank's directors, officers and employees, including salaries, bonuses, commissions, benefit plans, the grant of options and other forms of, or matters relating to compensation.

      During 1997, six meetings of the Compensation Committee were held. The Committee consists of the following non-employee members of the Bank Board:
Michael G. Furlong, Chair, Leo O'Brien, Jr., Patrick S. Robins and Carole A. Ziter.

Shareholder Value Committee:

      The function of the Shareholder Value Committee is to consider and make recommendations to the Company Board of Directors on proposals, which effect the value of shareholders' investment in Company Common Stock.

      During 1997, the Committee held one meeting. The Committee consists of the following independent members of the Board of Directors: Peter A. Bouyea, Charles A. Davis, Raymond C. Pecor, Jr. and Benjamin F. Schweyer.

Compensation of Principal Officers

      Compensation of principal officers is paid by the Bank. The following table sets forth aggregate compensation paid by the Bank over the past three calendar years to the most highly compensated principal officers of the Company or the Bank whose salary and bonus for 1997 exceeded $100,000 ("Named Principal Officers").

                         Summary Compensation Table

                                                                   Long-Term Compensation
                                                                  ------------------------
                                     Annual Compensation            Awards       Payouts
                               -----------------------------------------------------------
         Name and                                                 Securities
         Principal                                                Underlying       LTIP        All Other
         Position              Year     Salary        Bonus        Options      Payouts(9)    Compensation
----------------------------------------------------------------------------------------------------------

Joseph L. Boutin               1997    $199,992    $      0(1)      15,000             0       $12,842(4)
President, and Director of     1996    $199,992    $100,000         15,000             0       $14,022
 the Company and Bank          1995    $203,838    $      0              0             0       $18,880

Michael R. Tuttle              1997    $132,625    $      0(1)      10,100             0       $12,708(5)
Executive Vice-President of    1996    $119,991    $ 75,000          5,000             0       $13,972
 the Bank                      1995    $110,765    $      0         10,000             0       $ 9,972

Thomas R. Havers               1997    $101,449    $      0(1)       7,770             0       $ 9,390(6)
Senior Vice-President of       1996    $102,542    $ 20,000              0             0       $13,671
 the Bank                      1995    $101,531    $      0          5,000       $84,416       $ 9,616

Thomas S. Leavitt              1997    $102,603    $ 11,855(2)       7,770             0       $15,169(7)
Senior Vice-President of       1996    $ 94,626    $ 13,334         10,000             0       $51,698
 the Bank

William R. Heaslip             1997    $ 97,481    $ 25,044(3)       7,380             0       $ 9,671(8)
President, Merchants Trust     1996    $ 91,870    $ 20,000          5,000             0       $ 7,143
 Company

--------------------
<F1>  Under their respective employment agreements with the Bank, Messrs.
      Boutin, Tuttle and Havers are entitled to an annual bonus based on the performance of the Bank during 1997. These bonuses will be determined and paid during 1998.
<F2>  Of the amount listed as Bonus paid to Mr. Leavitt in 1997, $10,000 was not paid until January 1998.
<F3>  Of the amount listed as Bonus paid to Mr. Heaslip in 1997, $18,044 was not paid until February 1998.
<F4>  Includes contributions made by the Bank on behalf of Mr. Boutin pursuant to the 401(k) Plan of $12,268 for 1997.
<F5>  Includes contributions made by the Bank on behalf of Mr. Tuttle pursuant to the 401(k) Plan of $12,544 for 1997.
<F6>  Includes contributions made by the Bank on behalf of Mr. Havers pursuant to the 401(k) Plan of $9,220 for 1997.
<F7>  Includes contributions made by the Bank on behalf of Mr. Leavitt pursuant to the 401(k) Plan of $9,435. Additionally, the Company made payments on his behalf related to his relocation in the amount of
      $5,661.
<F8>  Includes contributions made by the Bank on behalf of Mr. Heaslip pursuant to the 401(k) Plan of $9,424 for 1997.
<F9>  The obligations of the Bank to certain participants in the Phantom
      Stock Plan were settled in December 1995 and paid out in January 1996.

Option Grants in Last Fiscal Year

      The following table provides information regarding stock options granted to Named Principal Officers in 1997. Each of the individuals who were granted stock options during 1997 were granted such options pursuant to the terms of employment agreements between such individuals and the Company and the Bank. See "Employment Agreements."

                                                                                       Potential Realizable
                                                                                         Value at Assumed
                                                                                       Annual Rates of Stock
                                                                                        Price Appreciation
                                             Individual Grants                            For Option Term
                         -----------------------------------------------------------------------------------
                                       % of Total
                         Number of      Options        Total
                         Securities    Granted to    Exercise
                         Underlying    Employees      Or Base
                          Options      In Fiscal       Price         Expiration
        Name              Granted         Year       ($/Share)          Date              5%         10%
------------------------------------------------------------------------------------------------------------

Joseph L. Boutin(1)        15,000         21%         20.438      February 20, 2007    $192,800    $488,594
Michael R. Tuttle(2)        5,000          7%         20.438      February 20, 2007    $ 64,267    $162,865
Joseph L. Boutin(3)        15,550         22%         27.750      August 28, 2004      $131,908    $348,778
Michael R. Tuttle(4)       10,100         14%         27.750      August 28, 2004      $ 85,677    $226,538
Thomas R. Havers(5)         7,770         11%         27.750      August 28, 2004      $ 65,912    $174,277
Thomas S. Leavitt(6)        7,770         11%         27.750      August 28, 2004      $ 65,912    $174,277
William R. Heaslip(7)       7,380         10%         27.750      August 28, 2004      $ 62,603    $165,529

--------------------
<F1>  In December 1996, the Company agreed to grant Mr. Boutin stock options to purchase 15,000 shares of Company Common Stock in exchange for Mr.
      Boutin's agreement to forego eligibility to receive certain bonus payments pursuant to the terms of his employment agreement with the
      Company and the Bank. The terms of the option were determined in
      February 1997. See "Employment Agreements." Mr. Boutin's option becomes exercisable after February 20, 1999.
<F2>  In February 1997, the Company granted Mr. Tuttle an option to purchase
      5,000 shares of Company Common Stock at an exercise price of $20.438 per share. The option becomes exercisable on February 20, 1999 and will expire if not exercised on or before February 20, 2007.
<F3>  Mr. Boutin's option becomes exercisable after August 28, 1999. The option is immediately exercisable if Mr. Boutin is terminated without just cause or due to his disability, or in the event that any transaction occurs which results in a change of control of the Company or Bank as either existed at August 28, 1997.
<F4>  Mr. Tuttle's option becomes exercisable after August 28, 1999. The option is immediately exercisable if Mr. Tuttle is terminated without just cause or due to his disability, or in the event that any transaction occurs which results in a change of control of the Company or Bank as either existed at August 28, 1997.
<F5>  Mr. Havers' option becomes exercisable after August 28, 1999. The option is immediately exercisable if Mr. Havers is terminated without just cause or due to his disability, or in the event that any transaction occurs which results in a change of control of the Company or Bank as either existed at August 28, 1997.
<F6>  Mr. Leavitt's option becomes exercisable after August 28, 1999. The option is immediately exercisable if Mr. Leavitt is terminated without just cause or due to his disability, or in the event that any transaction occurs which results in a change of control of the Company or Bank as either existed at August 28, 1997.
<F7>  Mr. Heaslip's option becomes exercisable after August 28, 1999. The option is immediately exercisable if Mr. Heaslip is terminated without just cause or due to his disability, or in the event that any transaction occurs which results in a change of control of the Company or Bank as either existed at August 28, 1997.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

      The following table shows stock option exercises by the Named Principal Officers, including the aggregate value realized upon such exercise. "Value realized upon exercise" represents the excess of the closing price of the Common Stock of the Company on the date of exercise over the exercise price. In addition, this table includes the number of shares remaining unexercised underlying both "exercisable" (i.e., vested) and "unexercisable" (i.e., unvested) stock options as of December 31, 1997. Also, reported are the values of "in-the-money" options, which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock of the Company of $32.50.

                                                     Number of Securities
                                                          Underlying                 Value Of Unexercised
                                                     Unexercised Options             In-The-Money Options
                                                      At Fiscal Year-End              At Fiscal Year End
                        Shares                   ------------------------------------------------------------
                       Acquired       Value
       Name           On Exercise    Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
-------------------------------------------------------------------------------------------------------------

Joseph L. Boutin        13,000       $171,673       7,000          30,550         $150,500        $254,793
Michael R. Tuttle        5,000       $ 44,375       5,000          15,100         $112,500        $108,285
Thomas R. Havers             0              0       5,000           7,770         $ 88,125        $ 36,908
Thomas S. Leavitt            0              0           0          17,770         $      0        $208,158
William R. Heaslip           0              0       5,000           7,380         $ 88,125        $ 35,055

Retirement Benefits

Pension Plan Table
Estimated Annual Retirement Benefit for Specified Years of Credited Service

           Annual Compensation            20         30         40
      ---------------------------------------------------------------

      $ 50,000......................    $15,456    $23,184    $25,684
      $ 75,000......................    $25,336    $38,004    $41,754
      $100,000......................    $35,336    $53,004    $58,004
      $125,000......................    $45,336    $68,004    $74,254
      $150,000......................    $55,336    $83,004    $90,504
      $175,000......................    $55,336    $83,004    $90,504
      $200,000......................    $55,336    $83,004    $90,504
      $225,000......................    $55,336    $83,004    $90,504
      $250,000......................    $55,336    $83,004    $90,504
      $275,000......................    $55,336    $83,004    $90,504
      $300,000......................    $55,336    $83,004    $90,504
      $325,000......................    $55,336    $83,004    $90,504

      The above table shows the estimated annual retirement benefits payable upon retirement to persons in a specified compensation and years of credited service classification. The assumptions are: that they retire at age 65 during 1997; that each member's final average compensation is equal to his or her annual compensation amounts provided that, if annual compensation exceeds $150,000 for illustration purposes the final average compensation has been set equal to $150,000; and that they elect a straight life annuity form of payment. In 1994, the Company froze the plan beginning on January 1, 1995. In 1995, the plan was curtailed. No additional years of service or age will accrue under the plan. The retirement benefits listed in the table take into consideration the Social Security offset amount which is based on the law in effect on January 1, 1994 and assumes an employee earned the annual compensation listed on the table for the calendar year 1994. The maximum annual benefit limitations as set forth in the plan and under Section 415 of the Internal Revenue Service Code have also been accounted for in the table.

      For purposes of this table, Mr. Havers had 25 years of benefit service with the Bank as of December 31, 1997.

Executive Officers of the Company and the Bank

      The names and ages of the Executive Officers of the Company and the Bank and each Executive Officer's position with the Company or the Bank are listed below.

                                                Positions and Officers with the
       Name           Age                        Company and its subsidiaries
---------------------------------------------------------------------------------------------------

Joseph L. Boutin      50     President and Chief Executive Officer of the Company and the Bank
Michael R. Tuttle     42     Executive Vice President and Chief Operating Officer of the Bank
Thomas R. Havers      48     Senior Vice President of the Bank
Thomas S. Leavitt     39     Senior Vice President of the Bank
William R. Heaslip    53     President and Chief Executive Officer of Merchants Trust Company
Janet P. Spitler      38     Treasurer of the Company and Bank, Chief Financial Officer of the Bank

      Mr. Boutin became President and Chief Executive Officer of the Company and the Bank on October 24, 1994. From September 1989 until October 1994, Mr. Boutin was President of the Howard Bank in Burlington, Vermont. Mr. Tuttle has been employed by the Bank as Executive Vice President since February 1995. In August 1997 Mr. Tuttle became Chief Operating Officer of the Bank. Prior to February 1995, Mr. Tuttle was the Senior Lending Officer at the Howard Bank in Burlington, Vermont. Mr. Havers has been Senior Vice President of the Bank since 1990 and has been employed at the Bank since 1971. Mr. Leavitt has been Senior Vice President of the Bank since February 1996. From 1995 until February 1996, Mr. Leavitt was President of SafetyMaster Corporation, a safety equipment distribution and technical services company located in Billings, Montana. Mr. Heaslip has been the President of the Merchants Trust Company since December 1995. Prior to such time, Mr. Heaslip was Executive Vice President/Trust and Investment of Chittenden Bank in Burlington, Vermont. Since December 1995, Ms. Spitler has been the Treasurer of the Bank and the Company. In August 1997 she became Chief Financial Officer of the Bank, with whom she has been employed since 1990.

Compensation Committee Report

      The Compensation Committee represents both the Company and the Bank and consists of four directors who are not officers or employees of the Company; Michael G. Furlong, chair, Leo O'Brien, Patrick S. Robins, each a director of the Company and the Bank, and Carole A. Ziter, a director of the Bank.

      The Committee's primary responsibilities are to provide independent review and oversight and promote corporate accountability for executive compensation, approve performance and base compensation policies for executive management and employees, approve incentive plans, and to provide oversight of company benefit programs.

      Decisions on compensation of the Company's and the Bank's Executive Officers generally are made by the Compensation Committee. All decisions by the Compensation Committee relating to the compensation of the Company's and the Bank's Executive Officers are reviewed by each of the full Company and Bank Boards. Pursuant to rules of the Securities and Exchange Commission, set forth below is a report prepared by the Company's and the Bank's Board Compensation Committee addressing the Company's and the Bank's compensation policies for 1997 as they affected Mr. Boutin, the Company's Chief Executive Officer, and the other Executive Officers.

      Compensation Policies Toward Executive Officers. The Company's and the Bank's compensation program for Executive Officers consists primarily of two elements, base salary and specific bonuses based on the achievement of defined corporate objectives. The Compensation Committee's executive compensation policies are and will be further designed to provide competitive levels of compensation that integrate pay with the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievements, and assist the Company in attracting and retaining qualified executives. Levels of executive compensation are set at levels that the Compensation Committee believes to be consistent with others in the Bank's industry.

      The Compensation Committee also endorses the position that stock ownership by management and stock-based performance compensation arrangements are beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Thus, the Committee has and will further incorporate these elements in designing the compensation packages of the Company's Executive Officers.

      Relationship of Performance Under Compensation Plans. The Company's compensation policy with respect to Executive Officers is administered by the Compensation Committee of the Board of Directors of the Company and the Bank. The two key elements of this policy are base salary and the Company's Annual Bonus Plan.

      Each Executive Officer's annual performance review serves as the basis for making adjustments to base salary. Individual performance evaluations are closely tied to achievement of short as well as long term goals and objectives, individual initiative, team-building skills, level of responsibility and above-average corporate performance. Base salary is keyed to the median of a peer group of regional commercial banks as established from time to time by the Compensation Committee.

      In addition to the base compensation, the Company has a bonus plan to reward executive officers for accomplishing financial objectives set annually by the Committee. Executive Officers are eligible to receive bonuses of up to 75% of salary. Bonuses were paid out to executive officers in 1997.

      Long Term Incentive/Stock Option Plan. The Long Term Incentive/Stock Option Plan (the "Stock Option Plan") permits the Compensation Committee to grant stock options to key personnel. Under the Stock Option Plan, each year a participating Executive Officer will receive stock options with a "value" equal to 50% of his or her base salary. The "value" of the options to be granted will be determined using a widely accepted financial model which determines the value of stock options. The exercise price of the options shall be determined annually, by the Board of Directors, and shall be no less than fair market value as of the date of the grant.

CEO Compensation:

      Mr. Boutin serves the Bank pursuant to an employment agreement dated January 1, 1997, which provides for his employment as President and CEO of the Company and Bank through December 31, 1999. The terms of Mr. Boutin's contract were negotiated at arms-length. Mr. Boutin's base salary is $200,000 per year through calendar year 1998. See "Employment Agreements."

Employment and Severance Agreements:

      Each of the Executive Officers has entered into Employment Agreements with the Company and the Bank. See "Employment Agreements."

      Members of the Compensation Committee
        Michael G. Furlong, Chair
        Leo O'Brien, Jr.
        Patrick S. Robins
        Carole A. Ziter

Employment Agreements

      These agreements specify the terms of employment. The agreements provide that employment shall be at will, but if the executive is terminated without just cause, or the executive resigns for good reason, the Bank has agreed to pay in one lump sum the executive's salary, plus provide for all normal benefits and accrued incentive payments, for one year from the date of such discharge, or the time remaining under the terms of the Agreement, whichever is greater. Executives are eligible to receive bonuses based upon the achievement of certain corporate objectives. Additionally executives are to receive stock options, pursuant to the Long Term Incentive/Stock Option Plan.

Related Party Transactions

      As described below under "Compensation Committee Interlocks and Insider Participation," the Bank engages in banking transactions with directors and officers of the Company, and with their associates.

      The Bank obtained legal services during 1997, and anticipates obtaining such services during 1998 from the firm of Sheehey Brue Gray & Furlong P.C., of which Michael G. Furlong is a principal member. Mr. Furlong is Chairman of the Compensation Committee. Fees paid to this firm by the Bank for services and expenses in 1997 aggregated $102,259.

      During 1997, the Bank purchased computer equipment and project management services, on a competitive basis, from SymQuest Group, Inc. valued at $1,082,624. Patrick S. Robins, who is Treasurer of SymQuest Group, Inc., is a member of the Compensation Committee.

      The Bank used the services of Direct Results, Inc., a marketing firm, during 1997. The principal shareholder of Direct Results, Inc. is the husband of Carole Ziter, a director of the Bank. Fees paid to Direct Results, Inc. for services and expenses during 1997 totaled $54,065.

Compensation Committee Interlocks and Insider Participation

      During 1997, the Compensation Committee included Michael G. Furlong, Chairman, Leo O'Brien, Jr., Patrick S. Robins and Carole A. Ziter, all independent, non-employee Directors of either the Company or the Bank.

Performance Graph

      A comparison of five-year cumulative total return to shareholders of the Company to a group of bank holding companies selected by the Company, and to the NASDAQ market index is indicated below. Data is shown both in tabular format and in the following graph. The peer group of bank holding companies consists of the following: Arrow Financial Corporation (AROW); Banknorth Group, Inc. (BKNG); Chittenden Corporation (CNDN); Independent Bank Corp. (INDB); Evergreen Corporation (EVGN); and Vermont Financial Services Corporation (VFSC). These are six of the largest financial institutions with which the Bank believes it competes most directly for market share.

      During 1997, Eastern Bancorp, Inc. (VFBK), previously a member of the company's peer group, was purchased by Vermont Financial Services
Corporation (VFSC). Eastern Bancorp, Inc. has been replaced by Independent Bank Corp. in the peer group analysis.

                  COMPARE FIVE YEAR CUMULATIVE TOTAL RETURN
                      AMONG MERCHANTS BANCSHARES, INC.
                  NASDAQ MARKET INDEX AND PEER GROUP INDEX


ASSUMES $100 INVESTED ON JAN. 1, 1993
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 1997

                                                   Fiscal Year Ending
                             --------------------------------------------------------------
         Company              1992       1993       1994       1995       1996       1997
         ----------------------------------------------------------------------------------

MerchantsBancshares, Inc.    $100.00    $ 80.39    $ 61.04    $ 89.32    $112.40    $200.22
Peer Group                   $100.00    $134.00    $159.55    $266.94    $315.75    $529.27
Broad Market                 $100.00    $119.95    $125.94    $163.35    $202.99    $248.30

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth information regarding the ownership of Common Stock of the Company as of March 6, 1998 by each of the Directors and Executive Officers and the Directors and Executive Officers as a group.

                                    Amount and Nature of
                Name               Beneficial Ownership(1)    Percent of Class
      ------------------------------------------------------------------------

      Joseph L. Boutin(a)(d)              636,462(2)               14.3%
      Peter A. Bouyea(a)                   55,581                   1.2%
      Charles A. Davis(b)                 276,896(3)                6.2%
      Jeffrey Davis(a)                     21,599                   *
      Michael G. Furlong(a)                 4,530                   *
      Thomas R. Havers(d)                  23,545(4)                *
      William R. Heaslip(d)                 7,012(5)                *
      Lorilee A. Lawton(b)                  1,909                   *
      Thomas S. Leavitt(d)                  2,514                   *
      Leo O'Brien, Jr.(a)                  18,630                   *
      Raymond C. Pecor, Jr.(a)            126,954                   2.8%
      Patrick S. Robins(a)                 23,110                   *
      Benjamin F. Schweyer(a)              65,260                   1.4%
      Robert A. Skiff, Ph.D.(a)             2,118                   *
      Janet P. Spitler(e)                   1,388                   *
      Michael R. Tuttle(d)                613,649(6)               13.8%
      Carole A. Ziter(c)                    1,396                   *

      Directors and Executive
        Officers as a Group             1,283,763(7)               29%

--------------------
<F*>  Shareholdings represent less than 1.00% of class.

<Fa>  Designates Director of the Company and the Bank
<Fb>  Designates Director of the Company only
<Fc>  Designates Director of the Bank only
<Fd>  Designates Named Principal Officer
<Fe>  Designates Executive Officer of the Bank

NOTES:
<F1>  In accordance with Rule 13d-3 under the Securities Exchange Act of
      1934, shares are shown as beneficially owned if the person named in the table has or shares the power to vote or direct the voting of, or the power to dispose or to direct the disposition of, such shares.
      Inclusion of shares in the table does not necessarily mean that the persons named have any economic beneficial interest in shares set opposite their respective names.
<F2>  Includes 598,790 shares held by the General Educational Fund, Inc. Mr.
      Boutin is a trustee of the General Educational Fund and as such may be deemed to beneficially own all such shares. Mr. Boutin disclaims beneficial ownership of all such shares held by the General
      Educational Fund. Also includes 7,000 shares which Mr. Boutin may acquire pursuant to the exercise of certain vested stock options.
<F3>  Includes 4,296 shares held in trust for Mr. Davis' two minor sons,
      1,094 shares held directly by Mr. Davis' two minor sons, 10,525 shares held by Mr. Davis as trustee of the Charles and Marna Davis Foundation and 9,776 shares owned by Mr. Davis' wife, Marna Davis.
<F4>  Does not include an aggregate 3,245 shares which Mr. Havers has the right to receive on a deferred basis in installments over fifteen years, beginning upon Mr. Havers achieving the age of 65 years old.
      These shares will be issued to Mr. Havers pursuant to agreements made by the Bank in connection with the termination of the Bank's Executive
      Salary Continuation Plan in December 1995. Includes 5,000 shares which
      Mr. Havers may acquire pursuant to the exercise of certain vested stock options.
<F5>  Includes 5,000 shares which Mr. Heaslip may acquire pursuant to the exercise of certain vested stock options.
<F6>  Includes 598,790 shares held by the General Educational Fund, Inc. Mr.
      Tuttle is a trustee of the General Educational Fund and as such may be deemed to beneficially own all such shares. Mr. Tuttle disclaims beneficial ownership of all such shares held by the General
      Educational Fund. Also includes 5,000 shares which Mr. Tuttle may acquire pursuant to the exercise of certain vested stock options.
<F7>  Includes 598,790 shares held by the General Educational Fund, Inc., of which Messrs. Boutin and Tuttle are trustees and as such may be deemed to beneficially own all such shares. Also includes 22,000 shares which named principal officers may acquire pursuant to the exercise of certain vested stock options.

                            --------------------

Compliance with Section 16(a) of the Securities Exchange Act of 1934

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and 10% shareholders to file reports of ownership (Form 3) and changes of ownership (Form 4) with respect to the Company's Common Stock with the Securities & Exchange Commission. Executive officers, directors and principal shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based upon a review of the filings for 1997 furnished to the Company, the Company notes that Joseph L. Boutin filed two Form 4 reports one month late with respect to the acquisition of an aggregate of 11,500 shares; Benjamin F. Schweyer filed a Form 4 report four months late with respect to the acquisition of 1,012 shares.

              RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

      The Company Board, upon the recommendation of the Audit Committee, has selected the firm of Arthur Andersen LLP, independent public accountants, as auditors of the Company for 1998. The Company has been advised by such firm that neither it nor any member or associate of such firm have any relationship with the Company or the Bank other than as independent auditors. Arthur Andersen LLP has served as the Company's independent auditors since 1974.

      Representatives of Arthur Andersen LLP will be present at the Annual Meeting, will have an opportunity to make any statement that they may desire to make, and will be available to answer appropriate questions from the shareholders.

                                OTHER MATTERS

      The Company Board knows of no additional matters which are likely to be presented for action at the Annual Meeting other than the proposal specifically set forth in the Notice and referred to herein. If any other matter properly comes before the Annual Meeting for action, it is intended that the persons named in the accompanying proxy and acting thereunder will vote or refrain from voting in accordance with their best judgment pursuant to the discretionary authority conferred by the proxy.

         SUBMISSION OF SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

      Shareholders who desire to submit proposals for the consideration of the Company's shareholders at its Annual Meeting of Shareholders in 1999 will be required, pursuant to a rule of the Securities and Exchange Commission, to deliver the proposal to the Company on or prior to November 13, 1998. Please forward any shareholder proposals to the Secretary of the Company at the address indicated below.

                                ANNUAL REPORT

      A copy of the Company's Annual report on Form 10-K for the year ended December 31, 1997, which includes financial statements, has been mailed to all shareholders with this Proxy Statement and has been filed with the Securities and Exchange Commission. The Annual Report is not to be regarded as proxy soliciting material. Additional copies of the Annual Report may be obtained by shareholders of the Company without charge on written request to the Secretary of the Company at the address indicated below.

                         ANNUAL DISCLOSURE STATEMENT

      Pursuant to 12 CFR 350 of the rules and regulations of the Federal Deposit Insurance Corporation, a copy of Merchants Bank's Annual Disclosure Statement may be obtained without charge by contacting the person indicated below. The Annual Disclosure Statement presents the Bank's financial condition and results of operations for the fiscal years ended 1996 and 1997.


                         Merchants Bank
                         Andrew T. Kloeckner, AVP & Compliance Officer 275 Kennedy Drive
                         South Burlington, VT 05403
                         Telephone (802) 658-3400



                                       By Order of the Board of Directors


164 College St.                        Jennifer L. Varin
Burlington, VT 05401                   Secretary
March 20, 1998                         Merchants Bancshares, Inc.



COMMON STOCK             MERCHANTS BANCSHARES, INC.             COMMON STOCK

                Proxy solicited by the Board of Directors for
            1998 Annual Meeting of Shareholders on April 21, 1998


The undersigned hereby appoints Cynthia W. Olson and Andrew T. Kloeckner, and each of them, proxies, with full power of substitution, to vote at the 1998 Annual Meeting of Shareholders of MERCHANTS BANCSHARES, INC. to be held on April 21, 1998 (including adjournments or postponements thereof), with all powers the undersigned would possess if personally present, as specified on the reverse side of this ballot, on the election of directors and, in accordance with their discretion, on any other business that may come before the meeting, and revokes all proxies previously given by the undersigned with respect to shares covered hereby.

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder. If no contrary specification is made, this proxy will be voted FOR the election of the nominees of the Board of Directors and upon such other business as may come before the meeting in the appointed proxies' discretion.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Shareholders and related Proxy Statement.


      -----------------------------------------------------------------
     |    PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY    |
     |                    IN THE ENCLOSED ENVELOPE.                    |
      -----------------------------------------------------------------

 ----------------------------------------------------------------------------
| Please sign exactly as your name(s) appear(s) hereon and return this proxy | | in the enclosed envelope, whether or not you expect to attend the meeting. |
| You may, nevertheless, vote in person if you do attend.                    |
| NOTE:  Executors, administrators, trustees, custodians, etc. should        |
| indicate the capacity in which they sign. When stock is held in the name   |
| of more than one person, each person should sign the proxy.                |
 ----------------------------------------------------------------------------


HAS YOUR ADDRESS CHANGED?                DO YOU HAVE ANY COMMENTS

-----------------------------------      -----------------------------------

-----------------------------------      -----------------------------------

-----------------------------------      -----------------------------------


[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE


========================================

       MERCHANTS BANCSHARES, INC.

========================================
             COMMON STOCK


RECORD DATE SHARES:


                                                      --------------------
    Please be sure to sign and date this Proxy.      | Date               |
 -------------------------------------------------------------------------
|                                                                         |
|                                                                         |
 ---------Shareholder sign here------------------ Co-owner sign here------


The Board of Directors recommends a vote FOR the Proposal listed below.

1.   Election of Directors.
     Nominees:                      For All                    For All
                                    Nominees     Withhold      Except

          Joseph L. Boutin            [ ]           [ ]          [ ]
          Jeffrey L. Davis
         Michael G. Furlong
        Raymond C. Pecor, Jr.
          Patrick S. Robins


     NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).


2. To transact any other business which may properly come before the meeting or any adjournment thereof.


Mark box at right if an address change or comment has been noted
on the reverse side of this card.                                    [ ]


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